UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2012

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 2.05 Costs Associated with Exit or Disposal Activities.

The information disclosed under Item 2.06 below is incorporated in this Item 2.05 by reference. At this time, Harris remains unable, in good faith, to make a determination of an estimate of the total amount or range of amounts for each major type of cost expected to be incurred in connection with the divestiture, an estimate of the total amount or range of amounts expected to be incurred in connection with the divestiture, or an estimate of the amount or range of amounts of the charges that will result in future cash expenditures.

Item 2.06 Material Impairments.

On May 1, 2012, Harris Corporation (“Harris”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other things, under Item 2.05 and Item 2.06 that on April 27, 2012, Harris’ Board of Directors had approved a plan to divest Broadcast Communications (which would be classified as discontinued operations beginning in the fourth quarter of fiscal 2012), and in connection with the approved divestiture plan, (i) Harris may incur material charges for exit and disposal activities under generally accepted accounting principles (“GAAP”), including expected tax liabilities upon disposition; and (ii) material charges for impairment to one or more of Harris’ assets related to Broadcast Communications may be required under GAAP. However, at the time of the filing of the Original Form 8-K, Harris was unable, in good faith, to make a determination of the estimates required under Item 2.05 and Item 2.06. Harris is filing this Amendment No. 1 to Current Report on Form 8-K pursuant to Item 2.05 and Item 2.06 to amend the Original Form 8-K to update the disclosure therein.

As previously reported under Item 1.01 in Harris’ Current Report on Form 8-K filed on December 11, 2012, Harris entered into a definitive Asset Sale Agreement (the “Agreement”) on December 5, 2012 with Gores Broadcast Solutions, Inc., a Delaware corporation (the “Buyer”) that is an affiliate of The Gores Group, LLC, relating to the sale of Broadcast Communications as provided in the Agreement, which Harris expects to complete in early calendar year 2013. Consequently, Harris expects to incur total estimated pre-tax charges of $80 million to $120 million ($73 million to $101 million after-tax or $0.64 to $0.89 per diluted share) for impairment of goodwill, other long-lived assets and inventory, which are expected to be reflected in Harris’ results for the second quarter of fiscal 2013. At this time, Harris remains unable, in good faith, to make a determination of an estimate of the amount or range of amounts of the impairment charges that will result in future cash expenditures.

The impairment charges disclosed in the preceding paragraph are in addition to the impairment charges related to Broadcast Communications disclosed in the Original Form 8-K, Harris’ Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2012, Harris’ Annual Report on Form 10-K for the fiscal year ended June 29, 2012 and Harris’ Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2012.

Forward-Looking Statements.

The foregoing contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about Harris’ expectations or amounts of estimated charges, costs and cash expenditures associated with the divestiture of Broadcast Communications and the timing thereof are forward-looking and involve risks and uncertainties. Other factors that may impact Harris’ results and forward-looking statements may be disclosed in Harris’ filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

December 11, 2012	By:	Gary L. McArthur

Name: Gary L. McArthur
Title: Senior Vice President & Chief Financial Officer